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                                                                     EXHIBIT 5.1

                               October 21, 1997


                                                                      24073-0001


Calypte Biomedical Corporation
1440 Fourth Street
Berkeley, California 94710


                      Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:

  We have acted as counsel to Calypte Biomedical Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about October 21, 1997, for the purpose of registering under the Securities Act of 1933, as amended, 2,600,999 shares of its Common Stock, $.001 par value (the "Shares"). The Shares were issued to the holders thereof pursuant to the Common Stock Purchase Agreement, dated October 17,
1997, (the "Agreement") among the Company and the purchasers named therein.

  In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

          (a) The Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of October 10, 1997 and certified to us by the Chief Financial Officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (b) The By-laws of the Company certified to us by the Chief Financial Officer and Secretary of the Company as being complete and in full force and effect as of the date of this opinion;

          (c) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the issuance of the Shares;

          (d) A letter from ChaseMellon Shareholder Services L.L.C., the Company's Transfer Agent, dated October 16, 1997 as to the number of shares of Common Stock that were outstanding as of October 15, 1997;

          (e)  The Registration Statement; and

          (f)  The Agreement.
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Calypte Biomedical Corporation
October 21, 1997                                                          Page 2


  This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

  Our opinion expressed herein assumes that the Agreement was duly authorized, executed and delivered by the parties thereto in the form that we have reviewed as of the date of this opinion, and that the full consideration stated in the Agreement and the Board of Directors minutes authorizing the issuance of the Shares was paid.

  Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Shares were issued in accordance with the terms of the Agreement and the resolutions authorizing their issuance; (iii) appropriate stock certificates evidencing the Shares were executed and delivered; and (iv) all applicable securities laws are complied with, it is our opinion that the Shares were duly authorized and validly issued, and are fully paid and nonassessable.

  This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.
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Calypte Biomedical Corporation
October 21, 1997                                                          Page 3


  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,

                                           /s/ Heller Ehrman White & McAuliffe
                                           -----------------------------------
                                             HELLER EHRMAN WHITE & MCAULIFFE